Exhibit 99.1

ADTRAN, Inc. Reports Second Quarter 2007 Results, Announces Additional Five
  Million Share Repurchase Plan and Declares Quarterly Cash Dividend

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--July 16, 2007--ADTRAN, Inc. (NASDAQ: ADTN) reported results for the second quarter of 2007. Sales were $123,674,000 for the quarter compared to $110,312,000 for the first quarter of 2007 and $122,296,000 for the second quarter of 2006. Net income was $19,843,000 for the quarter compared to $16,928,000 for the first quarter of 2007 and $20,814,000 for the second quarter of 2006. Earnings per share, assuming dilution, were $0.28 for the quarter compared to $0.24 for the first quarter of 2007 and $0.27 for the second quarter of 2006.

    ADTRAN Chief Executive Officer Tom Stanton stated, "Continuing momentum in all of our growth businesses augmented by overall improving order flows in traditional product areas provided a strong sequential increase in revenue. Combined, our growth businesses saw a healthy year over year increase for the quarter driven largely by our Internetworking product lines, as on-going activities in channel development continued to drive acceptance of our NetVanta and IP business gateway products."

    The Company also announced that its Board of Directors has authorized the repurchase of an additional 5,000,000 shares of the Company's common stock to commence upon completion of the repurchase plan announced July 17, 2006. During the second quarter of 2007, the Company repurchased 1,437,000 shares of its common stock under the July 2006 plan. There are 173,000 shares remaining to be repurchased under the July 2006 plan. Upon completion of the current plan, the new plan will be implemented through open market or private purchases from time to time as conditions warrant. Since the beginning of 2004, the Company has repurchased a total of 14,150,000 shares of its common stock.

    The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2007. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on August 2, 2007. The ex-dividend date is July 31, 2007 and the payment date is August 16, 2007.

    The Company also confirmed that its second quarter conference call will be held Tuesday, July 17, 2007 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

    An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

    ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,600 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

    For more information, contact the company at 800 9ADTRAN (800
923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

    This press release contains forward-looking statements which reflect management's best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarter ended March 31, 2007. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.





                       Condensed Balance Sheet
                              Unaudited
                            (In thousands)


                                               June 30,   December 31,
                                                 2007         2006
                                               --------   ------------

     Assets
     Cash & cash equivalents                   $ 22,061   $     40,147
     Short-term investments                     152,494         99,700
     Accounts receivable (net)                   66,422         56,769
     Other receivables                            4,351          7,481
     Income tax receivable (net)                      -          1,446
     Inventory (net)                             42,790         53,117
     Prepaid expenses and other current
      assets                                      9,598         10,505
                                               --------   ------------
     Total current assets                       297,716        269,165

     Equipment (net)                             17,578         18,101
     Land                                         4,263          4,263
     Bldg. & land improvements (net)             56,602         57,830
     Deferred tax assets                            298              -
     Other assets                                   688            534
     Long-term investments                      156,848        189,765
                                               --------   ------------

     Total long-term assets                     236,277        270,493
     Total assets                              $533,993   $    539,658
                                               ========   ============

     Liabilities and stockholders' equity
     Accounts payable                          $ 27,226   $     30,321
     Accrued wages and benefits                   9,605          9,579
     Accrued income taxes (net)                     149              -
     Accrued liabilities                         10,183          9,629
                                               --------   ------------
     Total current liabilities                   47,163         49,529

     Deferred tax liabilities                         -            694
     Other non-current liabilities                7,649          4,667
     Bonds payable                               48,812         48,812
                                               --------   ------------
     Total long-term liabilities                 56,461         54,173

     Total liabilities                          103,624        103,702

     Stockholders' equity                       430,369        435,956
                                               --------   ------------

     Total liabilities and stockholders'
      equity                                   $533,993   $    539,658
                                               ========   ============






                    Condensed Statements of Income
                 (In thousands, except per share data)
                               Unaudited



                                           Three Months  Three Months
                                               Ended         Ended
                                           June 30, 2007 June 30, 2006
                                           ------------- -------------

Sales                                      $    123,674  $    122,296
Cost of sales                                    50,115        49,865
                                           ------------- -------------

Gross profit                                     73,559        72,431

Selling, general and administrative
 expenses                                        26,155        26,344
Research and development expenses                19,546        17,469
                                           ------------- -------------

Income from operations                           27,858        28,618

Interest expense                                   (626)         (633)
Other income (primarily interest)                 3,390         4,297
Life insurance proceeds                               -             -
                                           ------------- -------------

Income before provision for income taxes         30,622        32,282

Provision for income taxes                      (10,779)      (11,468)
                                           ------------- -------------

Net income                                 $     19,843  $     20,814
                                           ============= =============

Weighted average shares outstanding
    Basic                                        68,797        75,324
    Diluted (1)                                  70,267        77,284

Earnings per common share
    Basic                                  $       0.29  $       0.28
    Diluted (1)                            $       0.28  $       0.27

                                            Six Months    Six Months
                                               Ended         Ended
                                           June 30, 2007 June 30, 2006
                                           ------------- -------------

Sales                                      $    233,986  $    230,944
Cost of sales                                    94,637        94,005
                                           ------------- -------------

Gross profit                                    139,349       136,939

Selling, general and administrative
 expenses                                        52,631        51,031
Research and development expenses                37,904        35,235
                                           ------------- -------------

Income from operations                           48,814        50,673

Interest expense                                 (1,245)       (1,267)
Other income (primarily interest)                 6,679         8,334
Life insurance proceeds                           1,000             -
                                           ------------- -------------

Income before provision for income taxes         55,248        57,740

Provision for income taxes                      (18,477)      (20,671)
                                           ------------- -------------

Net income                                 $     36,771  $     37,069
                                           ============= =============

Weighted average shares outstanding
    Basic                                        69,073        75,986
    Diluted (1)                                  70,583        78,098

Earnings per common share
    Basic                                  $       0.53  $       0.49
    Diluted (1)                            $       0.52  $       0.47



(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.






                  Condensed Statements of Cash Flow
                  For the six months ended June 30,
                              Unaudited
                            (In thousands)


                                                    2007         2006
                                               ----------   ----------
Cash flows from operating activities:
Net income                                     $  36,771    $  37,069
Adjustments to reconcile net income to net
 cash provided by operating activities:
    Depreciation                                   5,336        5,494
    Amortization of premium on available-for-
     sale investments                              1,153        1,730
    Gain on sale of long-term available-for-
     sale investments                               (267)      (1,074)
    Loss on sale of property, plant and
     equipment                                        71            8
    Stock-based compensation expense               4,535        4,029
    Deferred income taxes                         (2,159)      (1,232)
    Tax benefit from stock option exercises        3,787        1,271
    Excess tax benefits from stock-based
     compensation arrangements
                                                  (2,842)        (818)
Change in operating assets:
    Accounts receivable                           (9,652)       1,796
    Other receivable                               3,155       (1,480)
    Income tax receivable                          1,446            -
    Inventory                                     10,327        3,402
    Prepaid expenses and other assets                930         (667)
    Accounts payable                              (3,096)         867
    Accrued expenses and other liabilities         2,082       (1,452)
    Income tax payable                               439         (191)
                                               ----------   ----------
Net cash provided by operating activities         52,016       48,752
Cash flows from investing activities:
Expenditures for property, plant and
 equipment                                        (3,816)      (3,547)
Proceeds from sales and maturities of
 available-for-sale investments                   98,952      126,427
Purchases of available-for-sale investments     (116,650)    (157,353)
Acquisition of business                                -         (400)
                                               ----------   ----------
Net cash used in investing activities            (21,514)     (34,873)
Cash flows from financing activities:
Proceeds from stock option exercises              12,921        3,294
Purchase of treasury stock                       (52,289)     (82,710)
Dividend payments                                (12,465)     (13,779)
Excess tax benefits from stock-based
 compensation arrangements                         2,842          818
                                               ----------   ----------
Net cash used in financing activities            (48,991)     (92,377)
Net decrease in cash and cash equivalents        (18,489)     (78,498)
Effect of exchange rate changes                      403          372
Cash and cash equivalents, beginning of
 period                                           40,147      112,794
                                               ----------   ----------
Cash and cash equivalents, end of period       $  22,061    $  34,668
                                               ==========   ==========

    CONTACT: ADTRAN, Inc.
             Jim Matthews, Senior Vice President/CFO, 256-963-8775 or
             Investor Relations:
             Gayle Ellis, 256-963-8220